Exhibit 3.11

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I. NAME

The name of the corporation shall be:

Carter’s Giftcard Company, Inc.

ARTICLE II. PRINCIPAL OFFICE

The principal place of business/mailing address is:

The Proscenium, 1170 Peachtree Street NE Suite 900, Atlanta, Georgia 30309

ARTICLE III. PURPOSE

The purpose for which the corporation is organized is:

Any lawful purpose

ARTICLE IV. SHARES

The number of shares of stock is:

1,000

ARTICLE V. INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

Michael D. Casey, The Proscenium, 170 Peachtree Street NE Suite 900, Atlanta, Georgia 30309

ARTICLE VI. REGISTERED AGENT

The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Corporation Service Company, 1201 Hays Street, Tallahassee, FL 32301

ARTICLE VII. INCORPORATOR

The name and address of the Incorporator is:

Kevin M. Wilson, c/o Ropes & Gray, LLP

One International Place, Boston, MA, 02110

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Corporation Service Company

By:	/s/ Doreen Wallace	8/20/07
	Signature/Registered Agent	Date

	/s/ Kevin M. Wilson	8/20/07
	Signature/Incorporator	Date